UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

PSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of Principal Executive Offices)	(Zip Code)

(860) 928-6501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements about the conversion from the mutual holding company to the stock holding company form of organization (the “Conversion”) of PSB Holdings, Inc. (the “Company”) and related stock offering of PB Bancorp, Inc. (“PB Bancorp”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the Conversion and offering, the possibility of unforeseen delays in the delivery of direct registration statements or checks related to the offering and the exchange, and/or delays in the opening of trading due to market disruptions or exchange-related operational issues.

Item 8.01             Other Events

The closing of the stock offering of PB Bancorp (“PB Bancorp”) and the Conversion is expected to occur on January 7, 2016.

A total of 4,532,674 shares of common stock are expected to be sold in the subscription offering at a price of $8.00 per share. The offering was oversubscribed by eligible account holders (those depositors having a qualifying deposit as of July 1, 2014) who had a first tier priority in the subscription offering. Accordingly, shares will be allocated to those first tier subscribers in accordance with the Plan of Conversion and Reorganization, as described in the Prospectus. Beginning January 6, 2016, eligible account holders wishing to confirm their allocations may do so online at https://allocations.kbw.com or contact the stock information center at (877) 821-5778. The stock information center is open weekdays from 10:00 a.m. until 4:00 p.m., Eastern Time.

As part of the conversion, each existing share of Company common stock held by current public shareholders will be converted into the right to receive 1.1907 shares of PB Bancorp common stock. The exchange ratio ensures that, after the conversion and offering, the current public shareholders of the Company will maintain approximately the same ownership interest in PB Bancorp as they owned in the Company immediately prior to the closing of the conversion, as adjusted to reflect actual assets held by Putnam Bancorp, MHC. Cash will be issued in lieu of fractional shares based on the offering price of $8.00 per share. Approximately 7,880,590 shares of PB Bancorp common stock will be outstanding after the completion of the offering and the exchange, before taking into account adjustments for fractional shares.

The Company’s stock is expected to cease trading at the close of business on January 7, 2016. PB Bancorp’s common stock is expected to trade on the Nasdaq Capital Market under the trading symbol “PBBI” beginning on January 8, 2016.

Direct Registration System (“DRS”) statements for shares purchased in the subscription offering, interest checks and refund checks for any persons not receiving all shares ordered will be mailed to purchasers following the completion of the offering. Company shareholders holding shares in street name or in book-entry form will receive shares of PB Bancorp common stock within their accounts. Shareholders holding shares in certificated form will be mailed a letter of transmittal containing instructions as to how to exchange their shares. Shareholders will receive a DRS statement and cash in lieu of fractional shares after returning their Company stock certificates and a properly completed letter of transmittal to PB Bancorp’s transfer agent.

Item 9.01             Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

DATE: January 5, 2016	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
Executive Vice President and Chief Financial Officer